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                                                                  EXHIBIT 99.1.1

                                    FORM OF
                                 EXPEDIA, INC.

                                   P R O X Y

              FOR RECONVENED ANNUAL MEETING OF THE SHAREHOLDERS OF
                                 EXPEDIA, INC.
                       THIS PROXY IS SOLICITED ON BEHALF
                           OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints RICHARD N. BARTON and GREGORY B. MAFFEI, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the reconvened Annual Meeting of the Company to be held at the
                          , on            , 2002, at     a.m. PST and at any
and all postponements and adjournments thereof.

       (Continued, and to be marked, dated and signed, on the other side)


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                                                           Please mark
                                                          your votes as     /X/
                                                           indicated in
                                                           this example

                                                   FOR   AGAINST   ABSTAIN

1.  Approval of the Amended and Restated           / /     / /       / /
    Agreement and Plan of Recapitalization and
    Merger, dated as July 15, 2001, among USA
    Networks, Inc., Expedia, Taipei, Inc., a
    wholly owned subsidiary of USA, Microsoft
    Corporation and Microsoft E-Holdings, Inc.,
    a wholly owned subsidiary of Microsoft, and
    the transactions contemplated thereby.
                                                   FOR   AGAINST   ABSTAIN
2.  Approval and adoption of the Amended and
    Restated Articles of Incorporation of          / /     / /       / /
    Expedia.

                                                   FOR   AGAINST   ABSTAIN
3.  Approval of the termination of the
    Shareholder Agreement, dated as of October     / /     / /       / /
    1, 1999, between Expedia and Microsoft.

4.  [Intentionally Omitted]

                                                   FOR   AGAINST   ABSTAIN
5.  Adoption of the Expedia, Inc. 2001
    Stock Plan.                                    / /     / /       / /

                        6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                            This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 5.

                            IMPORTANT -- PLEASE SIGN AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature __________  Signature,if held jointly ____________ Dated _______, 2002

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